THEGLOBE.COM, INC.
         INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                                                           Page
                                                                           ----

Introduction to Pro Forma Condensed Consolidated Financial
     Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  PF-2

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004. . . .  PF-4

Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003. . . . . . . . . . . . . . . . . . . . . . .  PF-5

Pro Forma Condensed Consolidated Statement of Operations for the six
     months ended June 30, 2004 . . . . . . . . . . . . . . . . . . . . .  PF-6

Notes to Pro Forma Condensed Consolidated Financial Statements. . . . . .  PF-7

                               THEGLOBE.COM, INC.
                            INTRODUCTION TO PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


The following pro forma condensed consolidated financial statements give effect to the acquisition of SendTec, Inc. ("SendTec") by theglobe.com, inc. ("theglobe" or the "Company"), which was completed on September 1, 2004. The pro forma condensed consolidated balance sheet of theglobe as of June 30, 2004 has been prepared as if the Company's acquisition of SendTec had been consummated on June 30, 2004. The pro forma condensed consolidated statements of operations of theglobe for the year ended December 31, 2003 and the six months ended June 30, 2004 are presented as if the Company's acquisition of SendTec occurred on January 1, 2003 and the effect was carried forward through the balance of the year 2003 and the six month period ended June 30, 2004.

Pursuant to the terms of the agreement and plan of merger, theglobe paid or will pay consideration consisting of: (i) $6,000,000 in cash, (ii) the issuance of an aggregate of 17,500,000 shares of theglobe's Common Stock, (iii) the issuance of an aggregate of 175,000 shares of Series H Automatically Converting Preferred Stock (the "Preferred Stock"), and (iv) a subordinated promissory note in the amount of $1,000,000 (the note bears interest at the rate of 4% per annum and matures in one lump sum of principal and interest on the first anniversary date of the note).

The Preferred Stock will vote with the holders of theglobe.com Common Stock on all matters on an "as-converted" basis. The Preferred Stock will automatically convert into shares of theglobe's Common Stock on a 1 for 100 basis at such time as theglobe files an amendment to its certificate of incorporation to increase its authorized shares of Common Stock from 200,000,000 to at least 300,000,000 (the "Capital Amendment"). theglobe intends to seek shareholder authorization for such amendment at its annual meeting of stockholders anticipated to be held in November 2004. In the event the Capital Amendment is not approved for any reason, then the remaining Preferred Stock may be converted into a promissory note under certain circumstances.

theglobe also issued an aggregate of approximately 4,000,000 replacement options to acquire shares of theglobe's Common Stock for each of the issued and outstanding options to acquire shares of SendTec common stock held by employees of SendTec. Of these replacement stock options, approximately 3,270,000 have exercise prices of $0.06 per share and approximately 700,000 have exercise prices of $0.27 per share. theglobe also agreed to grant an aggregate of 250,000 options to other employees of SendTec at an exercise price of $0.34 per share.

As part of the acquisition, certain executives of SendTec entered into new employment agreements with SendTec. The employment agreements each have a term of five years and automatically renew for an additional year at expiration unless either party provides the requisite notice of non-renewal. The agreements also contain certain non compete provisions for periods as specified by the agreements.

                               THEGLOBE.COM, INC.
                            INTRODUCTION TO PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (CONTINUED)


In addition, warrants to acquire up to an additional 2,500,000 shares of theglobe Common Stock at an exercise price of $0.27 per share will be issued to SendTec shareholders when and if SendTec achieves certain operating income, as defined, for the year ending December 31, 2005. The warrants will be exercisable for five years. theglobe also intends to establish a bonus option pool pursuant to which various employees of SendTec could earn options to acquire an aggregate of 1,000,000 shares of theglobe's Common Stock at an exercise price of $0.27 per share if the aforementioned operating income target is achieved. Due to the contingent nature of these warrants and options, no adjustments have been included in the accompanying pro forma condensed consolidated financial statements as a result of the issuance of such warrants and options.

The pro forma condensed consolidated financial statements are based upon available information and certain assumptions considered reasonable by management. The pro forma condensed consolidated financial statements reflect theglobe's preliminary purchase price allocation, which will be subject to further adjustment as theglobe finalizes the allocation of purchase price in accordance with generally accepted accounting principles. The pro forma condensed consolidated financial statements do not represent what the Company's financial position would have been assuming the completion of the Company's acquisition of SendTec had occurred on June 30, 2004, or what the Company's results of operations would have been assuming the completion of the Company's acquisition of SendTec had occurred on January 1, 2003, nor do they project the Company's financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with the other financial statements included herein.

                               THEGLOBE.COM, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2004
                                   (UNAUDITED)

                                                           theglobe         SENDTEC         PRO FORMA           PRO FORMA
                                                          HISTORICAL       HISTORICAL        ADJUSTMENTS        ADJUSTED
                                                         -------------    -------------    -------------      --------------
Assets
Current Assets:
     Cash and cash equivalents                         $   20,049,601   $    2,861,441    $  (6,000,000)(a) $    16,911,042
     Marketable securities                                     42,960                -                -              42,960
     Accounts receivable, net                                 698,481        4,242,990          (10,000)(e)       4,931,471
     Inventory, net                                         1,302,145                -                -           1,302,145
     Prepaid and other current assets                       2,094,348          192,251                -           2,286,599
                                                         -------------    -------------    -------------      --------------

        Total current assets                               24,187,535        7,296,682       (6,010,000)         25,474,217

Intangible assets, net                                        210,144                -        1,800,000 (c)       2,010,144

Goodwill                                                            -                -       10,741,297 (c)      10,741,297

Property and equipment, net                                 3,815,714          712,983          314,480 (c)       4,843,177

Other assets                                                   35,625           50,104          (33,444)(d)          52,285
                                                         -------------    -------------    -------------      --------------

        Total assets                                   $   28,249,018   $    8,059,769    $   6,812,333     $    43,121,120
                                                         =============    =============    =============      ==============

Liabilities and Stockholders' Equity
Current Liabilities:
     Accounts payable                                  $    2,250,585   $    2,784,576    $     (10,000)(e) $     5,025,161
     Accrued expenses and other current liabilities         1,109,518          395,576           26,206 (d)       1,856,300
                                                                                                325,000 (b)
     Customer advances                                              -          215,470                -             215,470
     Income taxes payable                                           -                -                -                   -
     Deferred tax liability                                         -           38,000                -              38,000
     Deferred revenue                                         179,704                -                -             179,704
     Notes payable and current portion of long-term debt      318,954                -        1,000,000 (a)       1,318,954
                                                         -------------    -------------    -------------      --------------

        Total current liabilities                           3,858,761        3,433,622        1,341,206           8,633,589

Long-term debt                                                 43,114                -                -              43,114
Other long-term liabilities                                   158,744                -                -             158,744
                                                         -------------    -------------    -------------      --------------

        Total liabilities                                   4,060,619        3,433,622        1,341,206           8,835,447
                                                         -------------    -------------    -------------      --------------

Stockholders' Equity:
     Preferred stock, at liquidation value                          -                -           17,500 (a)          17,500
     Common stock                                             138,660            4,378           17,500 (a)         156,160
                                                                                                 (4,378)(c)
     Additional paid-in capital                           270,740,529        2,488,738        9,677,500 (a)     280,802,803
                                                                                                384,774 (a)
                                                                                             (2,488,738)(c)
     Treasury stock, at cost                                 (371,458)         (75,580)          75,580 (c)        (371,458)
     Notes receivable on common stock                               -          (55,350)          55,350 (d)               -
     Accumulated other comprehensive income                         -                -                                    -
     Retained earnings / (Accumulated deficit)           (246,319,332)       2,263,961       (2,263,961)(c)    (246,319,332)
                                                         -------------    -------------    -------------      --------------

        Total stockholders' equity                         24,188,399        4,626,147        5,471,127          34,285,673
                                                         -------------    -------------    -------------      --------------

        Total liabilities and stockholders' equity     $   28,249,018   $    8,059,769    $   6,812,333     $    43,121,120
                                                         =============    =============    =============      ==============

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                               THEGLOBE.COM, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                   (UNAUDITED)

                                                     theglobe         SENDTEC       PRO FORMA        PRO FORMA
                                                    HISTORICAL       HISTORICAL    ADJUSTMENTS        ADJUSTED
                                                    ------------     ----------    -----------      ------------
Net revenue:
     Marketing services                           $           -    $22,729,512    $         -     $  22,729,512
     Advertising                                      2,555,002              -              -         2,555,002
     Magazine sales                                   2,014,458              -              -         2,014,458
     Electronic commerce and other                    1,462,911              -              -         1,462,911
     Telephony services                                 548,081              -              -           548,081
                                                    ------------     ----------    -----------      ------------

        Total net revenue                             6,580,452      22,729,512             -        29,309,964
                                                    ------------     ----------    -----------      ------------

Operating expenses:
     Cost of marketing services sold                          -     15,978,944              -        15,978,944
     Cost of products and publications sold           3,252,498              -              -         3,252,498
     Data communications, telecom and network
      operations                                      1,448,840              -              -         1,448,840
     Sales and marketing                              3,297,897              -      1,434,711 (i)     4,732,608
     Product development                                902,415              -              -           902,415
     General and administrative                       5,253,755      3,908,018     (1,434,711)(i)     8,124,459
                                                                                      397,397 (k)
     Depreciation                                       257,560        221,892         62,756 (f)       542,208
     Amortization of intangibles                         72,182              -        360,000 (f)       432,182
     Impairment charge                                  908,384              -              -           908,384
                                                    ------------     ----------    -----------      ------------

        Total operating expenses                     15,393,531      20,108,854       820,153        36,322,538
                                                    ------------     ----------    -----------      ------------

Loss from operations                                 (8,813,079)     2,620,658       (820,153)       (7,012,574)
                                                    ------------     ----------    -----------      ------------

Other income (expense), net:
     Interest income (expense), net                  (1,777,689)        23,952         (2,769)(h)    (1,796,506)
                                                                                      (40,000)(l)
     Other expense, net                                (443,629)             -              -          (443,629)
                                                    ------------     ----------    -----------      ------------

        Other expense, net                           (2,221,318)        23,952        (42,769)       (2,240,135)
                                                    ------------     ----------    -----------      ------------

Loss before income taxes                            (11,034,397)     2,644,610       (862,922)       (9,252,709)
     Income taxes                                             -      1,042,000     (1,042,000)(j)             -
                                                    ------------     ----------    -----------      ------------

Net loss                                          $ (11,034,397)   $ 1,602,610    $   179,078     $  (9,252,709)
                                                    ============     ==========    ===========      ============

Basic and diluted net loss per common share                                                       $       (0.13)
                                                                                                    ============

Weighted average basic and diluted shares outstanding                                                73,711,000
                                                                                                    ============

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                                THEGLOBE.COM INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004
                                   (UNAUDITED)

                                                        theglobe         SENDTEC        PRO FORMA         PRO FORMA
                                                       HISTORICAL       HISTORICAL     ADJUSTMENTS        ADJUSTED
                                                      ------------     -----------     -----------      ------------
Net revenue:
     Marketing services                             $           -    $ 17,633,235   $     (10,000)(g) $  17,623,235
     Advertising                                          804,082               -               -           804,082
     Magazine sales                                       236,651               -               -           236,651
     Electronic commerce and other                        434,141               -               -           434,141
     Telephony services                                   207,353               -               -           207,353
                                                      ------------     -----------     -----------      ------------

        Total net revenue                               1,682,227      17,633,235         (10,000)       19,305,462
                                                      ------------     -----------     -----------      ------------

Operating expenses:
     Cost of marketing services sold                            -      12,892,834               -        12,892,834
     Cost of products and publications sold             1,193,889               -               -         1,193,889
     Data communications, telecom and network
       operations                                       2,299,537               -               -         2,299,537
     Sales and marketing                                2,726,856               -         961,295 (i)     3,678,151
                                                                                          (10,000)(g)
     Product development                                  372,059               -               -           372,059
     General and administrative                         3,635,900       2,748,811        (961,295)(i)     5,546,060
                                                                                          122,644 (k)
     Depreciation                                         492,350         126,341          42,646 (f)       661,337
     Amortization of intangibles                           42,343               -         180,000 (f)       222,343
                                                      ------------     -----------     -----------      ------------

        Total operating expenses                       10,762,934      15,767,986         335,290        26,866,210
                                                      ------------     -----------     -----------      ------------

Loss from operations                                   (9,080,707)      1,865,249        (345,290)       (7,560,748)
                                                      ------------     -----------     -----------      ------------

Other expense, net:
     Interest income (expense), net                      (802,123)         11,635          (1,452)(h)      (791,940)
     Other expense, net                                  (134,829)        (19,974)              -          (154,803)
                                                      ------------     -----------     -----------      ------------

        Other expense, net                               (936,952)         (8,339)         (1,452)         (946,743)
                                                      ------------     -----------     -----------      ------------

Loss before income taxes                              (10,017,659)      1,856,910        (346,742)       (8,507,491)
     Income taxes                                               -         723,000        (723,000)(j)             -
                                                      ------------     -----------     -----------      ------------

Net loss                                            $ (10,017,659)   $  1,133,910   $     376,258     $  (8,507,491)
                                                      ============     ===========     ===========      ============

Basic and diluted net loss per common share                                                           $       (0.06)
                                                                                                        ============

Weighted average basic and diluted shares outstanding                                                   137,914,000
                                                                                                        ============

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                               THEGLOBE.COM, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1. Historical Financial Statements

      The historical financial data presented in these pro forma condensed consolidated financial statements includes the historical balance sheet of theglobe and SendTec at June 30, 2004 and the historical statements of operations of theglobe and SendTec for the year ended December 31, 2003 and for the six months ended June 30, 2004.

NOTE 2. Pro Forma Adjustments

      Adjustments   included  in  the  column   under  the  heading  "Pro  Forma
      Adjustments" include the following:

      Balance Sheet

      (a). Represents the consideration paid or payable by theglobe for the acquisition of SendTec, including: (i) $6.0 million in cash; (ii) a $1.0 million subordinated promissory note; (iii) the issuance of 17.5 million shares of theglobe's Common Stock plus preferred shares convertible into an additional 17.5 million shares of theglobe's Common Stock; and (iv) the granting of replacement stock options to former employees of SendTec to purchase an aggregate of approximately 4.0 million shares of theglobe's Common Stock. The valuation assigned to the common stock, preferred shares and replacement stock options issued as a result of the acquisition was based on the closing price of theglobe.com Common Stock on August 25, 2004. The pro forma amounts also assume that no stockholders of SendTec exercise dissenter's appraisal rights.

      (b). Represents estimated transaction costs, including banking, legal and accounting expenses incurred in connection with theglobe's acquisition of SendTec.

      (c). Represents the preliminary allocation of the purchase price paid for the acquisition of SendTec, including: (i) the assignment of values to specifically identifiable assets and liabilities; (ii) the recording of the excess of purchase price over individual assigned values to goodwill; and (iii) the elimination of the historical stockholders' equity balances of SendTec.

      (d). Represents adjustments related to the repayment of outstanding loans, including principal and accrued interest portions, by three (3) officers of SendTec from the proceeds of bonuses paid to such officers in August 2004, including payments made to these officers for income tax gross-ups.

      (e). Represents the elimination of accounts receivable and accounts payable balances due to SendTec from theglobe at June 30, 2004.

                               THEGLOBE.COM, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2. Pro Forma Adjustments (continued)

      Statement of Operations

      (f). Adjustment to recognize the incremental amortization of capitalized software and the amortization of intangible assets related to employee non-compete agreements based upon preliminary values assigned to assets acquired in SendTec merger.

      (g). Adjustment to eliminate revenue billed by SendTec to theglobe against the related sales and marketing expense recorded by theglobe.

      (h). Adjustment to eliminate interest income recorded in connection with loans to three (3) officers of SendTec which were repaid in August 2004.

      (i). Adjustment to reclassify certain sales and marketing expenses recorded by SendTec to conform to classification methods used by theglobe.

      (j). Adjustment to eliminate income tax expense recorded by SendTec based upon the planned filing of theglobe and SendTec consolidated income tax returns.

      (k). Adjustment to record amortization of deferred compensation related to replacement stock options granted to former employees of SendTec.

      (l). Adjustment to record interest expense related to the $1.0 million subordinated promissory note issued in connection with the SendTec acquisition.

      (m). The weighted average basic and diluted shares outstanding for the six months ended June 30, 2004 and the twelve months ended December 31, 2003 assume the conversion of the preferred shares into shares of theglobe.com Common Stock as of January 1, 2003.